Exhibit 10.12
Exhibit 1,06(a)(vi)(B)
NON·COMPETITION AGREEMENT

    THIS NON-COMPETITION AGREEMENT (this "Agreement") is made this 2nd day of January, 2001, by and between DARIUS MARKETING INC, (hereinafter referred to as the "Company"), and ROBERT O. YOUNG and SHELLEY R. YOUNG (hereinafter referred to as the "Restricted Persons").

EXPLANATORY STATEMENT

    The Company has purchased the business and certain of the assets of HIKARI HOLDINGS, L.C. and INNERLIGHT INTERNATIONAL, INC. (the 'Sellers") under that certain Asset Purchase Agreement dated December 22, 2000, by and among various parties including the Company and the Restricted Persons (the "Acquisition Agreement"). For many years, the Restricted Persons have been key employees and principal owners of the Sellers, and possess valuable knowledge, expertise and experience in the business of developing, marketing and selling nutritional supplements, dietary supplements and related products (the "Products" which were purchased by the Company, are set forth on Exhibit A to the Acquisition Agreement, and are distributed for sale through independent representatives nationally and internationally (collectively, the "Business"). The Company desires to insure that the Restricted Persons do not compete with the Company, and its affiliates, except as expressly permitted hereby.

    NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein. and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and ;n further consideration of the affixation by the parties of their respective seals herein below, the parties agree as follows:

    1. Non-Competition and Confidentiality Covenants,
        1.1. The Restricted Persons shall not, for so long as the Company pays the Restricted Persons a monthly payment pursuant to the terms of a Consulting Agreement between the Company and the Restricted Persons of even date herewith, without the Company's prior and specific written consent, engage in any of the following activities:

            1.1.1. Directly or indirectly, anywhere in the world, as a principal, partner, shareholder, agent, director, employee, consultant, or in any other capacity whatsoever, engage, participate, invest or become interested in, affiliated or connected with, render services to, or, in exchange for any compensation or remuneration, direct or indirect, furnish any aid, assistance or advice to any person. corporation, firm or other organization engaged in, a business that is competitive with the Business that is conducted by the Company, or by any Affiliate, as defined in Section 1.4, as of the date hereof or to be conducted by the Company, or by any Affiliate, immediately after the date hereof with the assets acquired pursuant to the Acquisition Agreement.

            1.1.2. Directly or indirectly, as a principal, partner, shareholder, agent, director, employee, consultant, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who, within the twelve-month period prior to  such employment, retention or arrangement, was an employee of the Company, or of any Affiliate, or, induce or attempt to induce any employee of the Company, or of any Affiliate, to terminate his employment with the Company, or with any Affiliate.

         1.2. The Restricted Persons acknowledge that it is the policy of the Companyto maintain as secret and confidential all Confidential Information as hereinafter defined.

            1.2.1. "Confidential Information" shall mean any information, notgenerally known in the Company's industry, which information was either sold by theRestricted Persons or the Sellers to the Company or acquired by the Restricted Personsfrom the Company, and which gives the Company a competitive advantage in the industry, heretofore or hereafter acquired, discovered, developed, conceived, originated, used or prepared by the Company or by an employee of the Company as the result of employment with the Company and which falls within the following categories:

                (a)  Information relating to trade secrets of the Company or anysupplier, customer, distributor, independent representative or consultant of the Company;

                (b) Information relating to existing or contemplated products,services, technology, designs, processes, manuals, formulas, computer systems and/orsoftware, and any research or development of the Company or any supplier or customer ofthe Company;

                (c) Information relating to business plans, sales or marketingmethods, methods of doing business, distributor or independent representative lists orinformation, customer lists, customer usages and/or requirements, and supplier orcustomer information of the Company or any supplier or customer of the Company;

                (d)  Information relating to work product in general; and

                (e) Any other confidential information that either the Company orany supplier, distributor, independent representative or consultant customer of theCompany may wish to protect by patent, copyright or by keeping it secret and confidential.

            1.2.2 The Restricted Persons recognize that the services to be performed by the Restricted Persons from time to time for the benefit of the Company arespecial and unique, and that by reason of their duties, they will acquire ConfidentialInformation. The Restricted Persons recognize that all such Confidential Information is the property of the Company. Accordingly, the Restricted Persons agree that:

                (a) The Restricted Persons shall never, during the term of  engagement or thereafter, directly or indirectly, use, publish, disseminate or otherwisedisclose any Confidential Information obtained in connection with their engagement by theCompany without the prior written consent of the Company;

                (b) During the term of their engagement by the Company, theRestricted Persons shall exercise all due and diligent precautions to protect the integrity ofthe Company's Confidential Information and, upon termination of their engagement, theRestricted Persons shall return all documents containing any Confidential Information and any copies thereof, in their possession or control; and

                (c) During the Non-Competition Period, the Restricted Personsshall exercise all due and diligent precautions to protect any Confidential Information andshall never, directly or indirectly, use, publish, disseminate or otherwise disclose anyConfidential Information obtained in connection with their engagement.

            1.2.3. Upon termination or expiration of this Agreement, the RestrictedPersons shall immediately deliver to the Company all books, records, memoranda, reports,software data and documents relating to the Company’s business, suppliers, customersand other assets of the Company in the possession, custody or under the control of the Restricted Persons, whether or not such material contains Confidential Information.

        1.3           The Restricted Persons and the Company acknowledge and agree that(i) the restrictions set forth in this Section 1 are reasonable in terms of scope, duration,geographic area, and otherwise, and (ii) the protections afforded to the Company, and itsAffiliates, hereunder are necessary to protect their legitimate business interests.

        1.4           For the purposes hereof, the term "Affiliate" shall mean any corporation, partnership or other firm or entity that is engaged in the Business, and (i) thatowns more than 50% of the stock of the Company, or (ii) more than 50% of the ownershipinterests of which are owned by the Company or by stockholders of the Company, including, without limitation, Darius Corporation, Inc

    2.           Compensation

        2.1 In consideration of the Restricted Persons' covenant not to compete andconfidentiality agreement, the Company shall deliver to the Restricted Persons FiftyThousand (50,000) shares of The Quigley Corporation's Common Stock (the "QuigleyStock"), issued in the Restricted Persons' names. The Quigley Stock shall not be registered and shall be subject to the restrictions set forth in Section 2.3 below.

        2.2. The compensation payable to the Restricted Persons hereunder shall besubject to reduction as provided in Section 6of this Agreement.

        2.3. In addition to any restrictions on transfer imposed on the Quigley Stockby applicable federal and state securities laws, for a period of six (6) months from theClosing Date under the Acquisition Agreement (during which time the Quigley Stock shallbe held in escrow by Company for the benefit of Restricted Persons), neither the Restricted Persons nor any of the Restricted Persons' permitted transferees will transfer, or permit the transfer of, any Quigley Stock. For the purposes of this Section, "transfer" shall mean any voluntary or involuntary act by which a Restricted Person or a permitted transferee makes, or attempts or purports to make, or suffers to occur, any gift, sale, mortgage, pledge, assignment, hypothecation, encumbrance or other disposition of any Quigley Stock, or interest therein, owned by any of them. The term "transfer" includes any purported transfer, assignment, sale or other disposition by assignment or operation of law, as a result of the appointment of a trustee in bankruptcy, under any judgment or order, as the result of the appointment of a receiver, or as a result of any assignment for the benefit of creditors. Notwithstanding the foregoing, nothing in this Section shall be construed to prevent the transfer by Restricted Persons of Quigley Stock to one or more trusts for the benefit of Restricted Persons' line,1 descendants. The certificates evidencing the Quigley Stock delivered to Restricted Persons pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as The Quigley Corporation may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO JUNE 2, 2001. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

            3. Representations and Warranties Respecting Quigley Stock.

        3.1. Restricted Persons:

            3.1.1. Acknowledge and agree that (x) the shares of Quigley Stock to tedelivered to the Restricted Persons pursuant to this Agreement have not been and will notbe registered under the Securities Act of 1933, as amended (the "1933 Act"), and thereforemay not be sold, transferred or otherwise conveyed without compliance with the 1933 Act or pursuant to an exemption therefrom and (y) the Quigley Stock to be acquired by Restricted Persons pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the Quigley Stock in connection with a distribution;

        3.1.2. Acknowledge and agree that they understand that an investmentin the Quigley Stock is a speculative investment which involves a high degree of risk of loss;

            3.1.3. Represents and warrants that they are able to bear the economicrisk of an investment in the Quigley Stock acquired pursuant to this Agreement, can affordto sustain a total loss of such investment and have such knowledge and experience infinancial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the Quigley Stock;

            3.1.4. Represent and warrant that they have had an adequate opportunity to review and to ask questions and receive answers concerning any and allmatters relating to the transactions described in this Agreement;

            3.1.5. Represent and warrant that they have had an adequate opportunity to ask questions and receive answers concerning the business, operations andfinancial condition of The Quigley Corporation;

            3.1.6. Represent and warrant that they are either "accredited investors"(as defined in Rule 501 (a) promulgated under Ihe 1933 Act) or, after taking intoconsideration the information and advice provided to the Restricted Persons, have therequisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Quigley Stock;

            3.1.7. Representand warrant that, to their knowledge, there have beenno general or public solicitations or advertisements or other broadly disseminateddisclosures (including, without limitation, any advertisement, article, notice or othercommunication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of The Quigley Corporation regarding an investment in the Quigley Stock; and

            3.1.8. Acknowledge and agree that the Quigley Stock shall bear thefollowing legend in addition to the legend required under Section 2.3 of this Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY THE QUIGLEY CORPORATION, AN OPINION OF COUNSEL TO THE QUIGLEY CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

            3.1.9. Acknowledge that they have received copies of the reports anddocuments listed in Section 3.2.

Restricted Persons acknowledge that the effect of the foregoing legend, among otherthings, is or may be to limit or destroy the value of the certificate for purposes of sale or useas loan collateral. Restricted Persons consent that "stop transfer" instructions may be notedagainst the Quigley Stock.

        3.2. The Company has made available to the Restricted Persons reports filedwith the Securities and Exchange Commission respecting the Quigley Corporation.

            4. Prior Restriction. The Restricted Persons represent and covenant to the Companythat (a) the Restricted Persons are able in all respects to execute and perform thisAgreement, and the execution and performance hereof does not constitute a breach ordefault under any other agreement, contract or arrangement which is binding upon the Restricted Persons; (b) the Restricted Persons are entering into this Agreement in good faith, are free to execute this Agreement and to enter into the engagement pursuant to the provisions hereof; (c) the Restricted Persons are not presently engaged and shall not during the term of this Agreement be engaged in any enterprise and are not receiving income or royalties from any company engaged in the Business; and (d) the Restricted Persons shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer or entity that the Restricted Persons may work for during the term of this Agreement or after the termination of the Restricted Persons' engagement with the Company.

            5. Assignment. This Agreement is personal to the Restricted Persons and may not beassigned in any way by them except as may be agreed to in writing by the Company.Subject to the foregoing, the rights and obligations under this Agreement shall inure to thebenefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of the Restricted Persons, and upon the successors and assigns of the Company.

             6. Default.

        6.1. In the event either of the Restricted Persons commits any material violation of the provisions of this Agreement, then, in addition to any other remedies whichthe Company might have at law or in equity, the Company shall have the right to set-off anyactual and reasonable damages incurred by it against any Quigley Stock in the Company's possession. Nothing contained herein shall preclude the Company from seeking damages or injunctive relief against the Restricted Persons as provided in Section 6.2. For the purposes of determining the value of any Quigley Stock retained by the Company in accordance with its set-off rights, the value of Quigley Stock shall be determined based on the average of the closing price per share for Quigley Stock for the ten (10) trading days immediately preceding the date on which Restricted Persons surrenders such Quigley Stock, as reported on the Nasdaq National Market. The foregoing ten (10) day period shall be referred to as the "Price Determination Period.' In the event that there shall be no trade on any trading day within the Price Determination Period, or if the Nasdaq National Market shall fail to report a closing price on any such day, the closing price for such day shall be the average of the closing bid price and the closing asked price as reported by the Nasdaq National Market.

        6.2. In the event either of the Restricted Persons commits any material violation of the provisions of Section 1of this Agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel the Restricted Persons to comply with, or restrain the Restricted Persons from violating, such provision, and, in addition, and not in the alternative, the Company shall be entitled to declare the Restricted Persons in default hereunder and to terminate any further payments hereunder.

        6.3 The Quigley Stock issued to the Restricted Persons hereunder shall be subject to reduction as provided in Section 6.01 (d) of the Acquisition Agreement. Indemnity obligations of the Restricted Persons under the Acquisition Agreement may, at their election, be satisfied through the payment of cash or the delivery of Quigley Stock, or a combination thereof. For purposes of calculating the value of the Quigley Stock retained by the Company, or received or delivered by the Restricted Persons (for purposes of determining the amount of any indemnity paid), the value of Quigley Stock shall be determined as of the date of payment of the Indemnity claim in the manner described in Section 6.1 hereof.

            7.  Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If any restriction set forth in Section 1is held by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then the Restricted Persons agree, and hereby submit, to the reduction and limitation of such restriction to the minimal extent necessary so that the provisions of Section 1 shall be enforceable. If any other provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance.

            8. Notices. Any notices required by this Agreement shall (i) be made in writing andmailed by certified mail, return receipt requested, with adequate postage prepaid, (Ii) bedeemed given when so mailed, (iii) be deemed to be received by the addressee within ten(10) days after given or when the certified mail receipt for such mail is executed, whichever is earlier, and (iv) in the case of the Company, be mailed to its principal office, or in the case of the Restricted Persons, be mailed to the last address that the Restricted Persons have given to the Company.

           9. WAIVER OF JURY TRIAL. THE PARTIES HEREBY VOLUNTARILY ANDINTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANYACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

            10. Miscellaneous.

        10.1. This Agreement may not amended except by a written instrument  signed and delivered by the parties hereto.

        10.2. This Agreement, together with the Acquisition Agreement, constitute theentire understanding between the parties hereto with respect to the subject matter hereof,and all other agreements relating to the subject matter hereof are hereby superseded.

        10.3. This Agreement shall be governed by, and construed in accordancewith, the laws of the Commonwealth of Pennsylvania.

        10.4. The Company's Affiliates are intended to be third-party beneficiaries ofthis Agreement, whether or not parties hereto, and each of them shall have the right to enforce this Agreement against the Restricted Persons, whether or not the Company joinsin such action.

IN WITNESS WHEREOF, the parties have executed, under seal, this Non-Competition Agreement as of the day and year first above written.

Robert O. Young          /s/ Robert O. Young

Shelley R. Young         /s/ Shelley R. Young

DARIUS MARKETING INC   /s/ Ronald R. Howell

By:  Ronald R. Howell, President